As filed with the Securities and Exchange Commission on August 9, 2017.	Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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STRATUS PROPERTIES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-1211572 (I.R.S. Employer Identification No.)

212 Lavaca St., Suite 300 Austin, Texas (Address of Principal Executive Offices)	78701 (Zip Code)

Stratus Properties Inc. 2017 Stock Incentive Plan
(Full title of the plan)

Kenneth N. Jones
General Counsel and Secretary
Stratus Properties Inc.
212 Lavaca St., Suite 300
Austin, Texas 78701
(512) 478-5788
(Name, address and telephone number, including area code, of agent for service)
Copy to:
Kelly C. Simoneaux
Jones Walker LLP
201 St. Charles Avenue, Suite 5100
New Orleans, Louisiana 70170-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (par value $0.01 per share)	180,000 shares	$29.00 (2)	$5,220,000.00(2)	$605.00
(1)   Upon a stock split, stock dividend, or similar transaction in the future during the effectiveness of this Registration Statement and involving our Common Stock, the number of shares registered shall be automatically increased to cover the additional securities in accordance with Rule 416(a) under the Securities Act of 1933.
(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low price per share of our Common Stock on the Nasdaq Global Market on August 4, 2017.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Stratus Properties Inc. 2017 Stock Incentive Plan in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have been filed by Stratus Properties Inc. (the “Company” or the “Registrant”) with the Commission, are incorporated herein by reference:
(a)  The Company’s latest annual report on Form 10-K for the year ended December 31, 2016, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on March 16, 2017;
(b)  All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a); and
(c)  The description of the Company’s Common Stock included in its Registration Statement on Form 8-A/A filed with the Commission on August 26, 2010 under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.
All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Notwithstanding the foregoing, and except as otherwise provided in the relevant Commission filing, we are not incorporating by reference any documents, portions of documents or information deemed to have been furnished and not filed in accordance with Commission rules. Any statements contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, among other things, empowers a corporation to indemnify, subject to the standards therein prescribed, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

This power to indemnify applies to any actions or suits brought by or in the right of the corporation (i.e. derivative actions) to procure a judgment in its favor as well, but only to the extent of expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of the corporation is successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter of the type described in the two preceding paragraphs, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Article EIGHTH of the Company’s amended and restated certificate of incorporation and Article XXIV of the Company’s by-laws provide that each person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Company to the fullest extent permitted by the Delaware General Corporation Law. The indemnification covers all expenses reasonably incurred by the person. The Company is also authorized to purchase and maintain insurance on behalf of any such person against any liability asserted against and incurred by the person in any such capacity or arising out of the person’s status as such.

The rights conferred by Article EIGHTH of the Company’s amended and restated certificate of incorporation and Article XXIV of the Company’s by-laws are contractual rights and include the right to be paid by the Company the expenses incurred in defending the action, suit or proceeding in advance of its final disposition.

Article EIGHTH of the Company’s amended and restated certificate of incorporation provides that its directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (1) for any breach of the duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividend or unlawful stock repurchases or redemptions or (4) transactions from which directors derive improper personal benefit.

The foregoing summaries are necessarily subject to the complete texts of Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation of the Company and the by-laws of the Company referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

4.1	Composite Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 1 to the Company’s Form 8-A/A (File No. 000-19989) filed with the Commission on August 26, 2010.

4.2
Second Amended and Restated By-Laws of the Company, as amended effective August 3, 2017, incorporated herein by reference to Exhibit 3.2 to the Company’s Form 10-Q (File No. 001-37716) filed with the Commission on August 9, 2017.

5.1	Opinion of Jones Walker LLP.

23.1	Consent of BKM Sowan Horan, LLP.

23.2	Consent of Jones Walker LLP (included in Exhibit 5.1).

24.1	Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain of the Company’s officers and directors.

99.1
Stratus Properties Inc. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37716) filed with the Commission on May 18, 2017).

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 9, 2017.

STRATUS PROPERTIES INC.
By:	/s/ William H. Armstrong III
William H. Armstrong III
Chairman of Board, Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 9, 2017 in the capacities indicated.

Signature	Title
/s/ William H. Armstrong III William H. Armstrong III	Chairman of Board, Chief Executive Officer and President (Principal Executive Officer)
* Erin D. Pickens	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
* C. Donald Whitmire, Jr.	Vice President and Controller (Principal Accounting Officer)
* Ella Gendel	Director
* James E. Joseph	Director
* James C. Leslie	Director
* Michael D. Madden	Director
* Charles W. Porter	Director
* John C. Schweitzer	Director

*By: /s/ William H. Armstrong III
William H. Armstrong III, Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits
4.1	Composite Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 1 to the Company’s Form 8-A/A (File No. 000-19989) filed with the Commission on August 26, 2010.
4.2
Second Amended and Restated By-Laws of the Company, as amended effective August 3, 2017, incorporated herein by reference to Exhibit 3.2 to the Company’s Form 10-Q (File No. 001-37716) filed with the Commission on August 9, 2017.

5.1	Opinion of Jones Walker LLP.
23.1	Consent of BKM Sowan Horan, LLP.
23.2	Consent of Jones Walker LLP (included in Exhibit 5.1).
24.1	Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain of the Company’s officers and directors.
99.1
Stratus Properties Inc. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37716) filed with the Commission on May 18, 2017).

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